UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

March 13, 2024
Date of Report (Date of earliest event reported)

Red River Bancshares, Inc.
(Exact Name of Registrant as Specified in Charter)

Louisiana	001-38888	72-1412058
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1412 Centre Court Drive, Suite 301, Alexandria, Louisiana		71301
(Address of Principal Executive Offices)		(Zip Code)
(318) 561-4000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	RRBI	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On March 13, 2024, Red River Bancshares, Inc. (the “Company”) entered into a stock repurchase agreement (the “Stock Repurchase Agreement”) with the Angela Katherine Simpson Irrevocable Trust UA 25-NOV-03 and the John Charles Simpson Jr. Irrevocable Trust UA 25-NOV-03 (the “Stockholders”) for the purchase by the Company of 200,000 shares of the Company’s common stock, no par value per share (the “Common Stock”) from the Stockholders in a privately-negotiated transaction for a total purchase price of approximately $10.0 million. The purchase price for the Common Stock reflects a discount to the 60-day volume weighted average price on March 5, 2024. The Stock Repurchase Agreement contains customary representations and warranties, covenants, and closing conditions, and the transaction is expected to close on or before March 15, 2024. The Stockholders, whose beneficiaries are the children of former Company director John C. Simpson, have informed the Company that they are entering into the Stock Repurchase Agreement in order to diversify their investment portfolios for estate planning purposes.

The Company’s Board of Directors and the Nominating and Corporate Governance Committee of the Board of Directors approved the repurchase. Prior to the transaction, the Angela Katherine Simpson Irrevocable Trust UA 25-NOV-03 and the John Charles Simpson Jr. Irrevocable Trust UA 25-NOV-03 directly and indirectly beneficially owned 414,739 and 421,407 shares of Common Stock, respectively, representing collectively 11.8% of the Company’s issued and outstanding Common Stock. Immediately following the transaction, the Angela Katherine Simpson Irrevocable Trust UA 25-NOV-03 and the John Charles Simpson Jr. Irrevocable Trust UA 25-NOV-03 will directly and indirectly beneficially own 314,739 and 321,407 shares of Common Stock, respectively, representing collectively 9.2% of the Company’s issued and outstanding Common Stock.

The repurchase was supplemental to the Company’s previously announced $5.0 million repurchase program and did not impact the amount of permitted repurchases thereunder. As of March 13, 2024, the Company had $5.0 million of remaining capacity under the repurchase program.

The foregoing description of the Stock Repurchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Stock Repurchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item. 9.01 Financial Statements and Exhibits.

(d)    Exhibits. The following are furnished as exhibits to this Current Report on Form 8-K.

Exhibit Number	Description of Exhibit
10.1
Stock Repurchase Agreement, dated March 13, 2024, by and between Red River Bancshares, Inc., the Angela Katherine Simpson Irrevocable Trust UA 25-NOV-03, and the John Charles Simpson Jr. Irrevocable Trust UA 25-NOV-03.

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SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    Dated: March 13, 2024

RED RIVER BANCSHARES, INC.

By:	/s/ Julia E. Callis
Julia E. Callis
Senior Vice President, General Counsel, and Corporate Secretary